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                                                                EXHIBIT 99.2

                                 U. S. BANCORP

                      SPECIAL MEETING, OCTOBER 3, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
         The undersigned hereby appoints Franklin G. Drake, Paul A. Redmond, and
R Benjamin R. Whiteley, and each of them, Proxies with power of substitution to vote on behalf of the undersigned all shares which the
O undersigned may be entitled to vote at the special meeting of shareholders of U. S. Bancorp to be held on October 3, 1995, and any
X adjournments thereof, with all powers that the undersigned would possess if personally present. A majority of the Proxies or substitutes
Y        present at the meeting may exercise all powers granted hereby.



                                                        Change of Address

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------

                                                --------------------------------
                                                (If you have a change of address
                                                     please indicate above.)

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                           SEE
                                                                         REVERSE
                                                                           SIDE
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/x/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                              9318

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.


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
1. To approve and adopt the Agreement          FOR       AGAINST      ABSTAIN         Mark this box for / /
   and Plan of Merger, dated May 5,            / /         / /          / /           change of address
   1995, between U. S. Bancorp and West
   One Bancorp, and the consummation of
   the transactions contemplated
   thereby.
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SIGNATURE(S)__________________________________________DATE________________, 1995

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.